Cloudera Reports Second Quarter Fiscal Year 2018 Financial Results

•	Q2 subscription revenue up 46% year-over-year

•	Net expansion rate of 140%

•	45 net new Global 8000 customers added

•	Acquired Fast Forward Labs, leader in machine learning and applied artificial intelligence

PALO ALTO, Calif. – September 7, 2017: Cloudera, Inc. (NYSE: CLDR), the modern platform for machine learning and analytics optimized for the cloud, today reported results for its second quarter fiscal 2018, ended July 31, 2017. Total revenue was $89.8 million, an increase of 39% from the second quarter fiscal 2017. Subscription revenue was $74.0 million, an increase of 46% from the year-ago period. Subscription revenue represented 82% of total revenue, up from 79% in second quarter fiscal 2017.

“In our fiscal second quarter, we outperformed on sales, customer acquisition, customer expansion and cash flow objectives,” said Tom Reilly, chief executive officer at Cloudera. “The enterprise machine learning and analytics market is quickly emerging and we continue to lead its direction through technology and product innovation. In Q2, we exhibited strong momentum in the areas that drive sustained growth for Cloudera: machine learning, analytics and the cloud. Also, we are especially pleased to have strengthened our market position through the acquisition of a recognized leader in machine learning applied research, development and solutions, Fast Forward Labs.”

GAAP loss from operations for the second quarter fiscal 2018 was $65.7 million, compared to a GAAP loss from operations of $38.8 million for the second quarter fiscal 2017. Non-GAAP loss from operations for the quarter was $25.3 million, compared to a non-GAAP loss from operations of $32.3 million in the year-ago period.

Operating cash flow for the quarter was negative $22.8 million compared to operating cash flow of negative $28.5 million in the second quarter fiscal 2017.

GAAP net loss per share for the second quarter fiscal 2018 was $0.48 per share, based on weighted-average shares outstanding of 134.5 million shares, compared to a GAAP net loss per share in the second quarter fiscal 2017 of $1.07 per share, based on weighted-average shares outstanding of 36.3 million shares. See tables below for additional information regarding historical and forward-looking stock-based compensation expenses and shares outstanding.

Non-GAAP net loss per share for the second quarter fiscal 2018 was $0.17 per share, based on non-GAAP weighted-average shares outstanding of 136.5 million shares, compared to non-GAAP net loss per share in the second quarter fiscal 2017 of $0.29 per share, based on non-GAAP weighted-average shares outstanding of 111.2 million shares.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non‑GAAP Financial Measures.”

As of July 31, 2017, the company had total cash, cash equivalents, marketable securities and restricted cash of $493.8 million.

Recent Business and Financial Highlights:

•	Subscription revenue was up 46% year-over-year to $74.0 million

•	Subscription revenue represented 82% of total revenue, up from 79% in year-ago period

•	Non-GAAP subscription gross margin for the quarter was 85%, 200 basis points higher than second quarter fiscal 2017

•	Dollar-based net expansion rate was 140% for the quarter

•	45 net new Global 8000 customers added

•
Acquired Fast Forward Labs, leading machine learning and applied artificial intelligence research and development company, deepening Cloudera’s expertise in the application of machine learning to practical business problems

•	Recognized by Microsoft for machine learning and analytics on Azure; named 2017 U.S. Enterprise Partner Group Data Platform ISV Partner of the Year

•	Achieved Service Capability & Performance (SCP) Standards certification for delivering world class customer service and support, the only modern data platform vendor to have earned this distinction

Business Outlook

The outlook for the third quarter fiscal 2018, ending October 31, 2017, is:

•	Total revenue in the range of $90 to $92 million, representing 34% to 37% year-over-year growth

•	Subscription revenue in the range of $74 million to $76 million, representing 40% to 44% year-over-year growth

•	Non-GAAP net loss per share in the range of $0.25 to $0.23 per share

•	Non-GAAP weighted-average shares outstanding of approximately 138 million shares

The outlook for fiscal 2018, ending January 31, 2018, is:

•	Total revenue in the range of $355 million to $360 million, representing 36% to 38% year-over-year growth

•	Subscription revenue in the range of $290 million to $295 million, representing 45% to 47% year-over-year growth

•	Operating cash flow in the range of negative $65 million to $60 million

•	Non-GAAP net loss per share in the range of $0.95 to $0.93 per share

•	Non-GAAP weighted-average shares outstanding of approximately 133 million shares

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its second quarter fiscal 2018 results and the outlook for its third quarter fiscal 2018 and fiscal 2018 at 2:00 p.m. Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera's website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•	Participant Toll Free Number: +1-833-231-7247

•	Participant International Number: +1-647-689-4091

•	Conference ID: 67627548

About Cloudera
At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. We deliver the modern platform for machine learning and analytics optimized for the cloud. The world’s largest enterprises trust Cloudera to help solve their most challenging business problems. Learn more at cloudera.com.

Connect with Cloudera
About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
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Join the Cloudera Community: community.cloudera.com

Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Global 8000 Customer List

As previously disclosed in our final prospectus dated April 27, 2017 and filed with the Securities and Exchange Commission on April 28, 2017 we periodically update the Global 8000 list based on the FORBES Global 2000 list and information from Data.com. The FORBES Global 2000 list is updated annually in the second quarter of the calendar year and we have since restated our previously disclosed numbers of customers to allow for comparability.

Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including our belief that the enterprise machine learning and analytics market will quickly emerge and that we will continue to lead its direction through technology and product innovation, our expectation that we will continue our momentum in machine learning, analytics and the cloud, and our“Business Outlook” for our third quarter fiscal 2018 and fiscal 2018 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, and other risks or uncertainties that are described under the caption “Risk Factors” in our Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on June 9, 2017 and in our other SEC filings. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include forward-looking non-GAAP gross margins,historical and forward-looking non-GAAP operating income (loss), non-GAAP net loss, non-GAAP net loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition- and disposition-related expenses (if any), amortization of acquired intangible assets, and donations of common stock made to the Cloudera Foundation from the Cloudera unaudited condensed consolidated statement of operations. In addition, we use non-GAAP weighted-average shares outstanding to calculate non-GAAP net loss per share. This non-GAAP measure includes the assumed conversion of all outstanding shares of preferred stock to common stock and the impact of anti-dilutive RSUs and options outstanding, on a weighted basis.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non‑GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Revenue:
Subscription	$73,986	$50,688	$138,657	$91,360
Services	15,842	13,768	30,767	29,581
Total revenue	89,828	64,456	169,424	120,941
Cost of revenue:(1) (2)
Subscription	15,215	9,706	41,687	19,057
Services	16,755	11,633	50,395	23,317
Total cost of revenue	31,970	21,339	92,082	42,374
Gross profit	57,858	43,117	77,342	78,567
Operating expenses:(1) (2)
Research and development	42,844	26,635	138,675	51,150
Sales and marketing	62,135	46,902	172,578	93,044
General and administrative	18,564	8,367	54,114	16,676
Total operating expenses	123,543	81,904	365,367	160,870
Loss from operations	(65,685)	(38,787)	(288,025)	(82,303)
Interest income, net	1,440	708	2,089	1,448
Other income (expense), net	817	(178)	839	(15)
Net loss before provision for income taxes	(63,428)	(38,257)	(285,097)	(80,870)
Provision for income taxes	(801)	(470)	(1,451)	(970)
Net loss	$(64,229)	$(38,727)	$(286,548)	$(81,840)
Net loss per share, basic and diluted	$(0.48)	$(1.07)	$(3.28)	$(2.27)
Weighted-average shares used in computing net loss per share, basic and diluted	134,506	36,257	87,293	36,090
___________

(1)	Amounts include stock‑based compensation expense as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Cost of revenue – subscription	$3,693	$374	$19,393	$708
Cost of revenue – services	3,890	457	24,227	931
Research and development	13,128	1,458	81,029	3,013
Sales and marketing	12,137	1,474	72,678	3,033
General and administrative	6,603	1,815	33,206	3,556
Total stock‑based compensation expense	$39,451	$5,578	$230,533	$11,241

(2)	Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Cost of revenue – subscription	$510	$514	$1,024	$969
Sales and marketing	431	431	861	861
Total amortization of acquired intangible assets	$941	$945	$1,885	$1,830

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(as a percentage of total revenues)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016

Revenue:
Subscription	82%	79%	82%	76%
Services	18	21	18	24
Total revenue	100	100	100	100
Cost of revenue:(1) (2)
Subscription	17	15	24	16
Services	19	18	30	19
Total cost of revenue	36	33	54	35
Gross margin	64	67	46	65
Operating expenses:(1) (2) (3)
Research and development	48	41	82	42
Sales and marketing	69	73	102	77
General and administrative	20	13	32	14
Total operating expenses	137	127	216	133
Loss from operations	(73)	(60)	(170)	(68)
Interest income, net	1	1	1	1
Other income (expense), net	1	—	1	—
Net loss before provision for income taxes	(71)	(59)	(168)	(67)
Provision for income taxes	(1)	(1)	(1)	(1)
Net loss	(72)%	(60)%	(169)%	(68)%
___________

(1)	Amounts include stock‑based compensation expense as a percentage of total revenue as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Cost of revenue – subscription	4%	1%	11%	1%
Cost of revenue – services	4	1	14	1
Research and development	15	2	48	2
Sales and marketing	14	2	43	2
General and administrative	7	3	20	3
Total stock-based compensation expense	44%	9%	136%	9%

(2)    Amounts include amortization of acquired intangible assets as a percentage of total revenue as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Cost of revenue – subscription	1%	1%	1%	1%
Sales and marketing	—	—	—	1
Total amortization of acquired intangible assets	1%	1%	1%	2%

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2017	January 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$68,936	$74,186
Short-term marketable securities	325,744	160,770
Accounts receivable, net	84,805	101,549
Prepaid expenses and other current assets	17,509	13,197
Total current assets	496,994	349,702
Property and equipment, net	13,027	13,104
Marketable securities, noncurrent	81,072	20,710
Intangible assets, net	5,166	7,051
Goodwill	31,516	31,516
Restricted cash	18,048	15,446
Other assets	3,994	5,015
TOTAL ASSETS	$649,817	$442,544
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$6,326	$3,550
Accrued compensation	32,254	33,376
Other accrued liabilities	15,670	9,918
Deferred revenue, current portion	194,252	192,242
Total current liabilities	248,502	239,086
Deferred revenue, less current portion	36,869	25,182
Other liabilities	9,058	4,345
TOTAL LIABILITIES	294,429	268,613
Redeemable convertible preferred stock	—	657,687
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	7	2
Additional paid-in capital	1,318,447	192,795
Accumulated other comprehensive loss	(521)	(556)
Accumulated deficit	(962,545)	(675,997)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	355,388	(483,756)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$649,817	$442,544

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(64,229)	$(38,727)	$(286,548)	$(81,840)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,352	2,548	6,994	4,953
Stock-based compensation	39,451	5,578	230,533	11,241
Accretion and amortization of marketable securities	(128)	1,184	414	1,966
Changes in assets and liabilities:
Accounts receivable	(31,783)	(11,852)	16,744	4,011
Prepaid expenses and other assets	(740)	(2,103)	639	(784)
Accounts payable	3,595	2,844	1,674	1,872
Accrued compensation	7,684	6,309	(4,983)	(3,128)
Accrued expenses and other liabilities	1,828	151	2,970	1,006
Deferred revenue	18,125	5,523	13,697	8,604
Net cash used in operating activities	(22,845)	(28,545)	(17,866)	(52,099)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(276,807)	(50,365)	(387,154)	(90,409)
Sales of marketable securities	11,523	14,931	43,198	34,372
Maturities of marketable securities	66,184	65,280	117,604	129,945
Cash used in business combinations, net of cash acquired	—	—	—	(2,700)
Capital expenditures	(1,796)	(986)	(1,971)	(6,135)
Net cash provided by (used in) investing activities	(200,896)	28,860	(228,323)	65,073
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock in initial public offering	239,333	—	237,686	—
Proceeds from employee stock plans	4,450	804	5,932	1,633
Net cash provided by financing activities	243,783	804	243,618	1,633
Effect of exchange rate changes	(78)	(204)	(77)	34
Net increase (decrease) in cash, cash equivalents and restricted cash	19,964	915	(2,648)	14,641
Cash, cash equivalents and restricted cash — Beginning of period	67,020	49,720	89,632	35,994
Cash, cash equivalents and restricted cash — End of period	$86,984	$50,635	$86,984	$50,635
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$723	$257	$1,352	$654
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment in other accrued liabilities	$3,054	$570	$3,054	$570
Deferred offering costs in accounts payable and other accrued liabilities	$264	$—	$264	$—
Conversion of redeemable convertible preferred stock to common stock	$657,687	$—	$657,687	$—

Cloudera, Inc.
Three Months Ended July 31, 2017
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP weighted-average shares outstanding	Non-GAAP
Cost of revenue- Subscription	$15,215	$(3,693)	$(510)	$—	$11,012
Subscription gross margin	79%	5%	1%	—%	85%
Cost of revenue- Services	16,755	(3,890)	—	—	12,865
Services gross margin	(6)%	25%	—%	—%	19%
Gross profit	57,858	7,583	510	—	65,951
Total gross margin	64%	8%	1%	—%	73%
Research and development	42,844	(13,128)	—	—	29,716
Sales and marketing	62,135	(12,137)	(431)	—	49,567
General and administrative	18,564	(6,603)	—	—	11,961
Loss from operations	(65,685)	39,451	941	—	(25,293)
Operating margin	(73)%	44%	1%	—%	(28)%
Net loss	(64,229)	39,451	941	—	(23,837)
Net loss per share, basic and diluted (1)	$(0.48)	$0.29	$0.01	$0.01	$(0.17)
___________

(1)	See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net loss per share

Cloudera, Inc.
Three Months Ended July 31, 2016
GAAP Results Reconciled to non-GAAP Results
(in thousands, except per share amounts)
(unaudited)

	GAAP	Stock-based compensation expense	Amortization of acquired intangible assets	Non-GAAP weighted-average shares outstanding	Non-GAAP
Cost of revenue- Subscription	$9,706	$(374)	$(514)	$—	$8,818
Subscription gross margin	81%	1%	1%	—%	83%
Cost of revenue- Services	11,633	(457)	—	—	11,176
Services gross margin	16%	3%	—%	—%	19%
Gross profit	43,117	831	514	—	44,462
Total gross margin	67%	1%	1%	—%	69%
Research and development	26,635	(1,458)	—	—	25,177
Sales and marketing	46,902	(1,474)	(431)	—	44,997
General and administrative	8,367	(1,815)	—	—	6,552
Loss from operations	(38,787)	5,578	945		(32,264)
Operating margin	(60)%	9%	1%		(50)%
Net loss	(38,727)	5,578	945	—	(32,204)
Net loss per share, basic and diluted (1)	$(1.07)	$0.15	$0.03	$0.60	$(0.29)
___________

(1)	See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net loss per share

Cloudera, Inc.
GAAP weighted-average shares reconciled to non-GAAP weighted-average shares
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
GAAP weighted-average shares, basic and diluted	134,506	36,257	87,293	36,090
Assumed preferred stock conversion	1,628	74,907	37,661	74,907
Assumed IPO issuance	375	—	477	—
Non-GAAP weighted-average shares, diluted	136,509	111,164	125,431	110,997

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items Cloudera excludes from its non-GAAP financial measures, Cloudera believes it is appropriate to exclude or give effect to certain items for the following reasons:

•
Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed preferred stock conversion. For periods prior to the closing of our initial public offering (IPO) on May 3, 2017, we give effect to the automatic conversion of all outstanding shares of preferred stock to common stock, as if such conversion had occurred at the beginning of the period, in our calculations of non-GAAP weight-average shares, diluted, and non-GAAP net loss per share, diluted. The inclusion of these shares facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of our business.

•
Assumed IPO issuance. We include the common shares issued in our IPO, on a weighted basis, as if the shares were issued on the date of our effectiveness. Our IPO was effective in the first quarter of fiscal 2018 and closed in the second quarter of fiscal 2018.

Cloudera, Inc.
Reconciliation of non-GAAP Financial Guidance
(unaudited)

	Fiscal 2018
(in millions)	Q3	FY
GAAP net loss	($70) - (67)	($427) - (425)
Stock-based compensation expense	34	298
Amortization of acquired intangible assets	1	3
Non-GAAP net loss	($35) - (32)	($126) - (124)

GAAP weighted-average shares, basic and diluted	137 - 139	112 - 114
Assumed preferred stock conversion	—	19
Assumed IPO issuance	—	1
Non-GAAP weighted-average shares, diluted	137 - 139	132 - 134

(1) Stock-based compensation expense in fiscal 2018 is expected to be $34 million in the third quarter and $33 million in the fourth quarter. These amounts are impacted by variables such as stock price and employee behavior, each of which are inherently difficult to forecast.  As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Deborah Wiltshire
press@cloudera.com
+1 (650) 644-3900